BY-LAWS

                                       OF

                              KEMPER EQUITY TRUST

                               TABLE OF CONTENTS



                                                                          Page
                                                                          ----
ARTICLE I - DEFINITIONS                                                      1

ARTICLE II - OFFICES                                                         1
         Section 1.  Principal Office                                        1
         Section 2.  Other Offices                                           1

ARTICLE III - SHAREHOLDERS                                                   2
         Section 1.  Meetings                                                2
         Section 2.  Notice of Meetings                                      2
         Section 3.  Record Date for Meetings and Other
               Purposes                                                      2
         Section 4.  Proxies                                                 3
         Section 5.  Action Without Meeting                                  4

ARTICLE IV - TRUSTEES                                                        4
         Section 1.  Meetings of the Trustees                                4
         Section 2.  Quorum and Manner of Acting                             5

ARTICLE IV.A - HONORARY TRUSTEES                                             6
         Section 1.  Number; Qualification; Term:                            6
         Section 2.  Duties; Remuneration:                                   6

ARTICLE V - COMMITTEES                                                       7
         Section 1.  Executive and Other Committees                          7
         Section 2.  Meetings, Quorum and Manner of Acting                   8

ARTICLE VI - OFFICERS                                                        8
         Section 1.  General Provisions                                      8
         Section 2.  Term of Office and Qualifications                       9
         Section 3.  Removal                                                 9
         Section 4.  Chairperson of the Board                               10
         Section 5.  Vice-Chairperson of the Board                          10
         Section 6.  Powers and Duties of the President                     10
         Section 7.  Powers and Duties of Executive Vice
               Presidents and Vice Presidents                               11
         Section 8.  Powers and Duties of the Treasurer                     12
         Section 9.  Powers and Duties of the Secretary                     12
         Section 10. Powers and Duties of Assistant Treasurers              12
         Section 11. Powers and Duties of Assistant
               Secretaries                                                  13
         Section 12. Compensation of Officers and Trustees and
               Members of the Advisory Board                                13

                                                                          Page
                                                                          ----
ARTICLE VII - FISCAL YEAR                                                   14

ARTICLE VIII - SEAL                                                         14

ARTICLE IX - WAIVERS OF NOTICE                                              14

ARTICLE X - CUSTODY OF SECURITIES                                           15
         Section 1.  Employment of a Custodian                              15
         Section 2.  Action Upon Termination of Custodian
               Agreement                                                    15
         Section 3.  Central Certificate System                             15
         Section 4.  Acceptance of Receipts in Lieu of
               Certificates                                                 16

ARTICLE XI - AMENDMENTS                                                     16

ARTICLE XII - INSPECTION OF BOOKS                                           17

                                    BY-LAWS
                                       OF
                              KEMPER EQUITY TRUST


                                   ARTICLE I

                                  DEFINITIONS

     The terms "Commission", "Custodian", "Declaration", "Distributor", "Investment Adviser", "Municipal Bonds", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property", "Trustees", and "vote of a majority of the Shares outstanding and entitled to vote", have the respective meanings given them in the Declaration of Trust of Kemper Equity Trust dated January 6, 1998, as amended from time to time.

                                   ARTICLE II

                                    OFFICES

     Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

     Section 2. Other Offices. The Trust may have offices in such other places without as well as within the Commonwealth as the Trustees from time to time may determine.

                                  ARTICLE III

                                  SHAREHOLDERS

     Section 1. Meetings. Meetings of the Shareholders shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate. The holders of a one-third of outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders.

     Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his/her address as recorded on the register of the Trust mailed at least ten (10) days and not more than ninety
(90) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who should have failed to inform the Trust of his/her current address, if notice is not required by the Declaration, or if a written waiver of notice, executed before or after the meeting by the Shareholder or his/her attorney thereunto authorized, is filed with the records of the meeting.

     Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

     Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he/she may vote by his/her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     Section 5. Action Without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

     Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairperson, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the

Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, sent by facsimile or electronic mail or other communication leaving a visual record to each Trustee at his/her business address, or personally delivered to him/her at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him/her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him/her. A notice or waiver of notice need not specify the purpose of any meeting. Meetings can be held in conjunction with investment companies having the same investment adviser or an affiliated investment adviser. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting shall be deemed to have been present at a place designated by the Trustees at the meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                  ARTICLE IV.A

                               HONORARY TRUSTEES

     Section 1. Number; Qualification; Term: The Trustees may from time to time designate and appoint one or more qualified persons to the position of "honorary trustee." Each honorary trustee shall serve for such term as shall be specified in the resolution of the Trustees appointing him or her until his or her earlier resignation or removal. An honorary trustee may be removed from such position with or without cause by the vote of a majority of the Trustees given at any regular meeting or special meeting of the Board.

     Section 2. Duties; Remuneration: An honorary trustee shall be invited to attend all meetings of the Trustees but shall not be present at any portion of a meeting from which the honorary trustee shall have been excluded by vote of the Trustees. An honorary trustee shall not be a "Trustee" or "officer" within the meaning of the Trust's Declaration of Trust or of these By-Laws, shall not be deemed to be a member of an "advisory board" within the meaning of the Investment Company Act of 1940, as amended from time to time, shall not hold himself or herself out as any of the foregoing, and shall not be liable to any person for any act of the Trust. Notice of special meetings may be given to an honorary trustee but the failure to give such notice shall not affect the validity of any meeting or the action taken thereat. An honorary trustee shall not have the powers of a Trustee, may not vote at meetings of the Trustees and shall not take part in the operation or governance of the Trust. An honorary trustee shall not receive any compensation but may, in the discretion of the Trustees, be reimbursed for expenses incurred in attending meetings of the Trustees or otherwise.

                                   ARTICLE V

                                   COMMITTEES

     Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such

Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairperson of any such Committee. In the absence of such designation, the Committee may elect its own Chairperson.

     Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, and (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting. Unless otherwise specified by the Trustees, the members of a Committee may meet by means of a telephone conference circuit.

     The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the Office of the Trust.

                                   ARTICLE VI

                                    OFFICERS

     Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents. The Trustees by vote of a majority of all the Trustees may elect, but shall not be required to elect, from their own number a Chairperson and Vice-Chairperson of the Trustees.

     Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his/her successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. An Executive Vice President or Vice President and the Treasurer or Assistant Treasurer or an Executive Vice President or a Vice President and the Secretary or Assistant Secretary may be the same person, but the offices of Executive Vice President or Vice President and Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

     Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office.

Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

     Section 4. Chairperson of the Board. The Chairperson of the Board, if there be such an officer, shall be the senior officer of the Trust, preside at all shareholders' meetings and at all meetings of the Board of Trustees, and shall be ex officio a member of all committees of the Board of Trustees. The Chairperson of the Board shall also call meetings of the Trustees and of any committee thereof when he/she deems it necessary. He/She shall have such other powers and perform such other duties as may be assigned to him/her from time to time by the Board of Trustees.

     Section 5. Vice-Chairperson of the Board. The Vice-Chairperson of the Board, if there be such an officer, shall, in the absence of the Chairperson, preside at all shareholders' meetings and at all meetings of the Board of Trustees and shall have such powers and perform such other duties as may be assigned to him/her from time to time by the Board of Trustees.

     Section 6. Powers and Duties of the President. The President, in the absence of the Chairperson and Vice Chairperson, if any, may call meetings of the Trustees and of any Committee thereof when he/she deems it necessary and, in the absence of the Chairperson and Vice-Chairperson, if any, may preside at all meetings of the Shareholders and at all meetings of the Trustees. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he/she shall at all times exercise a general supervision and direction over the affairs of the Trust. He/She shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he/she may find necessary to transact the business of the Trust. He/She shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him/her by the Trustees.

     Section 7. Powers and Duties of Executive Vice Presidents and Vice Presidents. In the absence or disability of the President, the Executive Vice President or, if there be more than one Executive Vice President, any Executive Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. In the event no Executive Vice President is able so to serve, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Executive Vice President and Vice President shall perform such duties as may be assigned to him/her from time to time by the Trustees and the President.

     Section 8. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He/She shall deliver all funds of the Trust which may come into his/her hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He/She shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he/she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his/her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 9. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he/she shall have custody of the seal of the Trust; he/she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He/She shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he/she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the Trustees.

     Section 10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant

Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him/her by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his/her duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him/her by the Trustees.

     Section 12. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of any Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he/she is also a Trustee.

                                  ARTICLE VII

                                  FISCAL YEAR

     The fiscal year of the Trust shall be as specified from time to time by the Trustees.

                                  ARTICLE VIII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                               WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Declaration of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or sent by facsimile or other communication leaving a visual record for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or facsimile or other such communications company with instructions that it be telegraphed, cabled, sent by facsimile or electronic mail or other communication leaving a visual record.

                                   ARTICLE X

                             CUSTODY OF SECURITIES

     Section 1. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments included in the Trust Property. The Custodian (and any sub-custodian) shall be a bank meeting the requirements of a custodian of assets of a registered investment company prescribed in the 1940 Act and the rules and orders thereunder, and shall be appointed from time to time by the Trustees, who shall fix its remuneration.

     Section 2. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trusts shall function without a custodian or shall be liquidated.

     Section 3. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian or a sub-custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with

Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act and the rules and orders thereunder, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its Custodian.

     Section 4. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

                                   ARTICLE XI

                                   AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) vote of a majority of the Shares outstanding and entitled to vote or (b) the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.

                                  ARTICLE XII

                              INSPECTION OF BOOKS

     The Trustees shall from time to time determine whether and to what extent, and at what time and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right of inspecting any account or book or document of the Trust except as conferred by laws or authorized by the Trustees or by resolution of the Shareholders.